                               NAVARRE CORPORATION

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-80218, No. 33-86762, and No. 333-31017 as amended) pertaining to the Navarre Corporation 1992 Stock Option Plan, and the Registration Statements (Forms S-3 No. 333-09231, and No. 333-58199) pertaining to the registration of Navarre Corporation common stock of our report dated May 4, 2001, with respect to the consolidated financial statements and the financial statement schedule included in the Annual Report (Form 10-K) of Navarre Corporation for the year ended March 31, 2001.




/s/ Ernst & Young
-----------------
Ernst & Young


Minneapolis, Minnesota
June 27, 2001